Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RESULTS FOR THE SECOND QUARTER OF 2020

Plano, TX, August 4, 2020 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and six months ended June 30, 2020.  The Company’s financial results continue to be impacted by the COVID-19 pandemic, as the Company temporarily closed its theatres effective March 18, 2020.  During late June 2020, the Company opened five theatres in the US, showing library content, to test its new health and safety protocols.  During the three months ended June 30, 2020, the Company’s U.S. operating segment had 13 thousand patrons attend these test-and-learn theatres generating $37.0 thousand of admissions revenues and $57.0 thousand of concession revenues.  Total revenues were $9.0 million for the three months ended June 30, 2020, which also included the amortization of deferred NCM screen advertising advances.

The Company recorded a net loss for the three months ended June 30, 2020 of $(170.4) million, which included a restructuring charge of $19.5 million.  The restructuring charge was a result of a permanent reduction in headcount and permanent closure of certain under-performing theatres.  Diluted loss per share for the three months ended June 30, 2020 was $(1.45) and Adjusted EBITDA for the three months ended June 30, 2020 was $(117.6) million. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“While our company and industry continue to be significantly impacted by the coronavirus pandemic, our team has been working diligently to prepare for reopening our theatres within this new operating environment,” stated Mark Zoradi, Cinemark Chief Executive Officer.  “We believe the comprehensive cleaning and safety protocols we have established in The Cinemark Standard, will enable us to effectively operate our theatres while prioritizing the health of our employees, guests and communities.  Our test-and-learn theatres have been instrumental in honing the training, communication, and execution of The Cinemark Standard, as well as garnering guest insights regarding its implementation.  We are thrilled that 97% of guests surveyed have expressed high satisfaction with how Cinemark is protecting their health and safety.  We greatly look forward to initiating the rollout of our theatres beginning August 21st as we welcome our employees and guests back to our Cinemark theatres for great cinematic storytelling.”

Cinemark Holdings, Inc.’s total revenues for the six months ended June 30, 2020 were $552.6 million compared to $1,672.5 million for the six months ended June 30, 2019. For the six months ended June 30, 2020, admissions revenues were $292.5 million and concession revenues were $190.5 million. For the six months ended June 30, 2020, attendance was 45.8 million patrons, average ticket price was $6.39 and concession revenues per patron were $4.16.

Net loss attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2020 was $(230.0) million compared to net income attributable to Cinemark Holdings, Inc. of $133.7 million for the six months ended June 30, 2019. Diluted loss per share for the six months ended June 30, 2020 was $(1.96) compared to diluted earnings per share of $1.14 for the six months ended June 30, 2019.

Adjusted EBITDA for the six months ended June 30, 2020 was $(51.4) million compared to $397.0 million for the six months ended June 30, 2019. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of June 30, 2020, the Company’s aggregate screen count was 5,977 and the Company had commitments to open four new theatres and 34 screens during the remainder of 2020 and 18 new theatres and 189 screens subsequent to 2020.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at https://investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 534 theatres with 5,977 screens in 41 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://investors.cinemark.com/

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Caitlin Piper – 972-665-1418 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19.  Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 21, 2020, as updated by the information related to COVID-19 that was included in a Form 8-K that was filed on April 13, 2020, including the documents incorporated by reference therein, and the Quarterly Report on Form 10-Q filed on August 4, 2020. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Statement of income data:
Revenues
Admissions	$37	$521,072	$292,499	$916,612
Concession	124	345,282	190,480	596,606
Other	8,813	91,402	69,611	159,261
Total revenues	8,974	957,756	552,590	1,672,479
Cost of operations
Film rentals and advertising	388	294,705	157,005	504,782
Concession supplies	2,379	62,717	37,191	105,788
Salaries and wages	8,864	108,910	96,408	205,046
Facility lease expense	65,202	89,480	147,443	175,093
Utilities and other	34,871	122,696	135,394	233,333
General and administrative expenses	28,001	44,324	69,019	82,300
Depreciation and amortization	63,581	64,573	128,837	129,035
Impairment of long-lived assets	—	12,494	16,619	18,078
Restructuring costs	19,538	—	19,538	—
Loss on disposal of assets and other	425	1,805	2,330	5,604
Total cost of operations	223,249	801,704	809,784	1,459,059
Operating income (loss)	(214,275)	156,052	(257,194)	213,420
Interest expense	(28,372)	(24,929)	(53,038)	(50,070)
Amortization of accumulated losses for amended swap agreements	(2,669)	—	(2,669)	—
Interest income	803	3,468	2,887	6,159
Foreign currency exchange gain (loss)	916	(401)	(3,932)	(379)
Distributions from NCM	690	2,146	5,914	6,694
Interest expense - NCM	(5,934)	(4,732)	(11,825)	(9,514)
Equity in income (loss) of affiliates	(20,120)	8,439	(11,634)	18,843
Income (loss) before income taxes	(268,961)	140,043	(331,491)	185,153
Income taxes	(98,145)	38,182	(101,253)	50,099
Net income (loss)	$(170,816)	$101,861	$(230,238)	$135,054
Less: Net income (loss) attributable to noncontrolling interests	(427)	890	(258)	1,355
Net income (loss) attributable to Cinemark Holdings, Inc.	$(170,389)	$100,971	$(229,980)	$133,699
Earnings (loss) per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(1.45)	$0.86	$(1.96)	$1.14
Diluted	$(1.45)	$0.86	$(1.96)	$1.14
Weighted average shares outstanding - Diluted	116,666	116,548	116,581	116,524

Other Operating Data

(unaudited, in thousands)

	As of	As of
	June 30,	December 31,
	2020	2019
Balance sheet data:
Cash and cash equivalents	$571,755	$488,313
Theatre properties and equipment, net	$1,602,721	$1,735,247
Total assets	$5,690,115	$5,828,017
Long-term debt, including current portion, net of unamortized debt issue costs	$2,124,635	$1,777,937
Equity	$1,098,780	$1,448,322

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Constant Currency (1)	Six Months Ended June 30,
Revenues	2020	2019	2020	2019	2020	2020	2019
Admissions revenues	$232.3	$715.8	$60.2	$200.8	$71.1	$292.5	$916.6
Concession revenues	$152.8	$474.3	$37.7	$122.3	$43.8	$190.5	$596.6
Other revenues	$50.4	$107.7	$19.2	$51.6	$23.6	$69.6	$159.3
Total revenues	$435.5	$1,297.8	$117.1	$374.7	$138.5	$552.6	$1,672.5
Attendance	27.9	88.8	17.9	53.7		45.8	142.5
Average ticket price	$8.33	$8.06	$3.36	$3.74	$3.97	$6.39	$6.43
Concession revenues per patron	$5.48	$5.34	$2.11	$2.28	$2.45	$4.16	$4.19

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended		Six Months Ended			Six Months Ended
	June 30,		June 30,			June 30,
Cost of Operations	2020	2019	2020	2019	Constant Currency (1) 2019	2020	2019
Film rentals and advertising	$128.2	$406.8	$28.8	$98.0	$34.3	$157.0	$504.8
Concession supplies	$27.1	$79.0	$10.1	$26.8	$11.9	$37.2	$105.8
Salaries and wages	$74.6	$164.2	$21.8	$40.8	$26.4	$96.4	$205.0
Facility lease expense	$125.2	$129.6	$22.2	$45.5	$26.0	$147.4	$175.1
Utilities and other	$103.8	$169.1	$31.6	$64.2	$37.9	$135.4	$233.3
(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2019. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results.    We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Adjusted EBITDA (1)
U.S.	$(96,252)	$195,298	$(40,180)	$321,057
International	(21,366)	49,440	(11,227)	75,935
Total Adjusted EBITDA (1)	$(117,618)	$244,738	$(51,407)	$396,992
Capital expenditures
U.S.	$11,028	$45,591	$36,701	$97,930
International	1,788	12,009	10,258	17,239
Total capital expenditures	$12,816	$57,600	$46,959	$115,169
(1)

Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$(170,816)	$101,861	$(230,238)	$135,054
Add (deduct):
Income taxes	(98,145)	38,182	(101,253)	50,099
Interest expense	28,372	24,929	53,038	50,070
Other expense (income), net (a)	27,004	(6,774)	27,173	(15,109)
Distributions from DCIP (b)	5,222	—	10,383	5,218
Cash distributions from other equity investees (c)	1,456	5,323	12,901	14,447
Depreciation and amortization	63,581	64,573	128,837	129,035
Impairment of long-lived assets	—	12,494	16,619	18,078
Restructuring costs	19,538	—	19,538	—
Loss on disposal of assets and other	425	1,805	2,330	5,604
Non-cash rent	1,424	(1,331)	833	(2,150)
Share based awards compensation expense (d)	4,321	3,676	8,432	6,646
Adjusted EBITDA	$(117,618)	$244,738	$(51,407)	$396,992
(a)	Includes interest income, foreign currency exchange gain (loss), amortization of amended swap agreements in other comprehensive income, interest expense – NCM and equity in income of affiliates.
(b)	Cash distributions from DCIP, which were recorded as a reduction of the Company’s investment in DCIP.
(c)	Cash distributions received from equity investees, other than those from DCIP noted above, that were recorded as a reduction of the respective investment balances.
(d)	Non-cash expense included in general and administrative expenses.